                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                Waterlink, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                WATERLINK, INC.
                            835 North Cassady Avenue
                              Columbus, Ohio 43219
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 13, 2003
                            ------------------------

To Our Stockholders:

     The annual meeting of stockholders of Waterlink, Inc. will be held in the LaGuardia Conference Room at the Concourse Hotel located at 4300 International Gateway, Columbus, Ohio, 43219 on February 13, 2003 at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class III directors to serve until the 2006 annual meeting of stockholders and until their respective successors are elected and qualified.

     2. To transact such other business as may properly come before the annual meeting and any adjournments thereof.

     The foregoing matters are described in more detail in the proxy statement that follows.

     The board of directors of Waterlink has fixed the close of business on December 19, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. A copy of Waterlink's annual report on Form 10-K for the fiscal year ended September 30, 2002 is enclosed.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THEIR BEING VOTED BY WRITTEN NOTICE TO THE SECRETARY OF WATERLINK OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON AND GIVING NOTICE OF SUCH REVOCATION.

                                          By Order of the Board of Directors

                                          DONALD A. WEIDIG, Secretary
December 23, 2002

                                WATERLINK, INC.
                            835 North Cassady Avenue
                              Columbus, Ohio 43219
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 13, 2003
                            ------------------------

                                  INTRODUCTION

     This proxy statement is being furnished to stockholders of Waterlink, Inc. in connection with the solicitation by the board of directors of Waterlink of proxies for the annual meeting of stockholders of Waterlink to be held at 10:00 a.m., local time, on Thursday, February 13, 2003, in the LaGuardia Conference Room at the Concourse Hotel located at 4300 International Gateway, Columbus, Ohio, 43219. The enclosed proxy is solicited on behalf of the board of directors of Waterlink.

     Shares cannot be voted at the meeting unless the stockholder is present in person or represented by proxy. All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the enclosed proxy. If no directions have been specified by marking the appropriate squares on the proxy, the shares will be voted in accordance with the board of directors' recommendations. A stockholder signing and returning a proxy has the power to revoke it at any time prior to its exercise by delivering to Waterlink a later dated proxy or by giving notice to Waterlink in writing or in open meeting, but without affecting any vote previously taken.

     The holders of a majority of the outstanding shares of Waterlink common stock, present in person or represented by proxy, and entitled to vote, constitute a quorum for the transaction of all business at the meeting. Abstentions and broker non-votes are included in determining if a quorum is present at the meeting.

     Only stockholders of record at the close of business on December 19, 2002 are entitled to vote at the meeting. As of December 19, 2002, there were issued and outstanding 19,659,694 shares of Waterlink common stock. Each share is entitled to one vote and cumulative voting is not permitted. A list of stockholders of record entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, for a period of 10 days prior to the meeting, during normal business hours at the offices of Waterlink, Inc., 835 North Cassady Avenue, Columbus, Ohio. The list will also be available at the meeting.

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. As to all other matters, an affirmative vote of a majority of the shares present and voting at the meeting is required for approval, provided that a majority of the issued and outstanding shares entitled to vote on the proposal cast their vote. Abstentions from voting will have the same effect as voting against the proposals.

     This proxy statement and the enclosed proxy were first mailed to stockholders on or about December 23, 2002.

                             COMMON STOCK OWNERSHIP

     The following table sets forth the beneficial ownership of Waterlink common stock as of November 30, 2002 by the executive officers of Waterlink, each of the directors and nominees of Waterlink and all executive officers, directors and nominees of Waterlink as a group, as well as by each person known by Waterlink to be the beneficial owner of more than 5% of Waterlink common stock. Beneficial ownership includes shares of Waterlink common stock subject to options, warrants, rights, or similar obligations exercisable within 60 days of the date of determination for purposes of computing the percentage of the person or group holding such options or warrants. Except as noted, each stockholder has sole voting power and sole investment power with respect to all shares beneficially owned by that stockholder. The percentage computations are based on 19,659,694 shares outstanding. An asterisk indicates less than one percent of shares outstanding.

                                                              SHARES OF WATERLINK           PERCENT
                      NAME AND ADDRESS                           COMMON STOCK              OF SHARES
                    OF BENEFICIAL OWNER                       BENEFICIALLY OWNED             OWNED
                    -------------------                       -------------------          ---------
Performance Capital Group, LLC..............................       2,910,000(1)              14.80%
14 Wall Street, 27th Floor
New York, NY 10005
Brantley Venture Partners III, L.P..........................       2,400,909(2)              12.03%
3201 Enterprise Parkway, Suite 350
Beachwood, OH 44122
T. Rowe Price Associates, Inc...............................       1,671,750(3)               8.50%
100 East Pratt St
Baltimore, MD 21202
CID Equity Capital V, L.P. .................................       1,153,000(4)               5.85%
One American Square, Suite 2850
Indianapolis, IN 46282
Dimensional Fund Advisors Inc...............................       1,013,300(5)               5.15%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Philip A. Thompson..........................................       1,414,691(6)               7.20%
9820 East Thompson Peak Parkway #658
Scottsdale, AZ 85255
William W. Vogelhuber.......................................          91,750(7)                  *
Donald A. Weidig............................................         101,250(7)                  *
Robert P. Pinkas............................................       2,560,409(7)(8)           12.76%
Peter G. Kleinhenz..........................................       1,153,000(9)               5.85%
Dr. R. Gary Bridge..........................................          12,750(7)                  *
B. Bruce Cummings...........................................          68,250(7)(10)              *
Kenneth Ch'uan-k'ai Leung...................................         823,143(7)(11)           4.19%
T. Scott King...............................................          65,909(12)                 *
Mark E. Brody...............................................               0                  0.00%
All directors and executive officers as a group (9
  persons)..................................................       4,876,461(13)             24.52%

---------------

(1) Based on information filed with the Securities and Exchange Commission on June 4, 2002 and confirmed by the stockholder in November 2002.

(2) Includes warrants to purchase 300,909 shares of Waterlink common stock held by Brantley Capital Corporation, an affiliate of Brantley Venture Partners III, L.P. Robert P. Pinkas, a director of Waterlink, is managing general partner of Brantley Venture Partners III, L.P. and has sole voting and investment power with respect to these shares.

(3) Based on information filed with the Securities and Exchange Commission on February 14, 2002. T. Rowe Price Associates, Inc. has sole voting power with respect to 18,200 shares and sole dispositive power with respect to 1,671,750 shares.

(4) Includes warrants to purchase 53,000 shares of Waterlink common stock. Peter
    G. Kleinhenz, a director of Waterlink, is a general partner of CID Equity Capital V L.P.

(5) Based on information filed with the Securities and Exchange Commission on January 30, 2002.

(6) Based on information filed with the Securities and Exchange Commission on June 19, 2002 and confirmed by the stockholder in November 2002.

(7) Includes options for the indicated option holder to purchase the indicated shares of Waterlink common stock, which options are exercisable within 60 days of November 30, 2002:

    William W. Vogelhuber.....................................     88,750
    Donald A. Weidig..........................................     98,750
    Robert P. Pinkas..........................................    112,500
    Dr. R. Gary Bridge........................................      2,750
    B. Bruce Cummings.........................................        750
    Kenneth Ch'uan-k'ai Leung.................................        750

(8) Includes shares, including the 300,909 warrants referred to in footnote 2 above, which are held by Brantley Venture Partners III, L.P., of which Mr. Pinkas is managing general partner. Mr. Pinkas's business address is 3201 Enterprise Parkway, Suite 350, Beachwood, OH 44122.

(9) Includes shares and warrants that are held by CID Equity Capital V L.P., of which Mr. Kleinhenz, a director of Waterlink, is a general partner. Mr. Kleinhenz's business address is 41 South High Street, Suite 3650, Columbus, OH 43215.

(10) Mr. Cummings' business address is 922 Kimball Avenue, Westfield, New Jersey 07090.

(11) Includes 625,000 shares which are held by Environmental Opportunities Fund, L.P., which Sanders Morris Harris, Inc. controls, and an additional 181,393 shares which are held by Sanders Morris Harris, Inc. The 181,393 shares held by Sanders Morris Harris, Inc. were purchased for certain of Sanders Morris Harris, Inc.'s discretionary accounts as to which Sanders Morris Harris, Inc. has sole voting and investment power. Kenneth Ch'uan-k'ai Leung is the Chief Investment Officer of Environmental Opportunities Fund, L.P. and is a Managing Director of Sanders Morris Harris, Inc., and has sole voting and investment power with respect to these shares. Mr. Leung's business address is 126 East 56th Street, 24th Floor, New York, NY 10022.

(12) Includes warrants to purchase 10,909 shares of Waterlink common stock.

(13) Includes options to purchase 304,250 shares of common stock, which are exercisable within 60 days of November 30, 2002, and 364,818 warrants (as indicated above), including Messrs. King and Brody. Mr. King is the former President and CEO of Waterlink and Mr. Brody is the former Chief Financial Officer of Waterlink, both of whom resigned on October 31, 2001. If Messrs. King and Brody were excluded, the group would consist of 7 persons and would beneficially own 4,810,552 shares of common stock or 23.68%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Waterlink's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of Waterlink's equity securities, to file initial reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "Commission"). Such executive officers, directors and greater than ten-percent stockholders also are required by regulations promulgated by the Commission to furnish Waterlink with copies of all Section 16(a) forms they file with the Commission.

     To Waterlink's knowledge, based solely upon a review of such copies of the forms furnished to Waterlink, or written representations that no such forms were required, during the fiscal year ended September 30, 2002 ("fiscal 2002"), its executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                       I.

                             ELECTION OF DIRECTORS

     Pursuant to Waterlink's Certificate of Incorporation and Waterlink's By-Laws, the board of directors is divided into three classes with each director serving a three-year term (after the initial term). The directors of Class III (Messrs. Robert P. Pinkas and Peter G. Kleinhenz) were to hold office until the scheduled annual meeting of stockholders which is to be held on February 13, 2003. The directors of Class I (Messrs. B. Bruce Cummings and Kenneth Ch'uan-k'ai Leung) were to hold office until the scheduled annual meeting of stockholders which is expected to be held in February 2004. Directors of Class II (Mr. William W. Vogelhuber and Dr. R. Gary Bridge) were to hold office until the scheduled annual meeting of stockholders which is expected to be held in February 2005. Stockholders will elect the directors of each Class for three-year terms at the appropriate annual meetings of stockholders. The Board has recommended the persons named in the table below as nominees for election as Class III directors. Messrs. Pinkas and Kleinhenz are presently directors of Waterlink.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the two nominees for director set forth below. If, for any reason, any nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a substitute nominee, or the Board has the authority to reduce the number of management nominees to such extent as they shall deem advisable. Waterlink is not aware of any reason why any nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees.

     The following information is derived from information supplied by the directors and nominees and is presented with respect to the nominees for election as a director of Waterlink in Class III to serve for a term of three years and until the election and qualification of their respective successors, and for the directors in Classes I and II whose terms expire at the annual meeting of stockholders occurring with respect to Waterlink's 2003 and 2004 fiscal years, respectively, and until the election and qualification of their respective successors.

NOMINEES FOR DIRECTOR WHOSE TERM EXPIRES IN 2006 (CLASS III)

                                                                                     HAS BEEN A
                                                                  AGE (AS OF         DIRECTOR OF
NAME OF NOMINEE                                               NOVEMBER 30, 2002)   WATERLINK SINCE
---------------                                               ------------------   ---------------
Robert P. Pinkas............................................          49                1994
Peter G. Kleinhenz..........................................          47                2002

                              DIRECTORS WHOSE TERM
                       CONTINUES AFTER THE ANNUAL MEETING

DIRECTORS WHOSE TERM EXPIRES IN 2004 (CLASS I)

                                                                                     HAS BEEN A
                                                                  AGE (AS OF         DIRECTOR OF
NAME OF DIRECTOR                                              NOVEMBER 30, 2002)   WATERLINK SINCE
----------------                                              ------------------   ---------------
B. Bruce Cummings...........................................          63                2001
Kenneth Ch'uan-k'ai Leung...................................          58                2001

DIRECTORS WHOSE TERM EXPIRES IN 2005 (CLASS II)

                                                                                     HAS BEEN A
                                                                  AGE (AS OF         DIRECTOR OF
NAME OF DIRECTOR                                              NOVEMBER 30, 2002)   WATERLINK SINCE
----------------                                              ------------------   ---------------
Dr. R. Gary Bridge..........................................          58                2000
William W. Vogelhuber.......................................          69                2001

     Robert P. Pinkas, a Director since the inception of Waterlink and Chairman of the Board since January 20, 2000, is Chairman of the Board, Chief Executive Officer, Treasurer and a director of Brantley Capital Corporation, a closed-end, non-diversified investment company, and Chairman of the Board, Chief Executive Officer, Treasurer and a manager of Brantley Capital Management, L.L.C., an investment adviser. Mr. Pinkas also serves as managing general partner of Brantley Venture Partners, a venture capital firm that makes investments through its various partnership funds. Mr. Pinkas founded and has been affiliated with the Brantley entities for more than the past five years. Additionally, Mr. Pinkas is a director at Pediatric Services of America, Inc.

     Peter G. Kleinhenz was elected to serve as a Director in January 2002. Since January 2001, Mr. Kleinhenz has been an employee of CID Equity Partners, L.P., a venture capital firm. He was elected a General Partner in January 2002. From December 1999 to January 2001, Mr. Kleinhenz was Vice President-Commercialization of Battelle Memorial Institute, a contract development organization and manager of government laboratories. From 1998 to 1999, Mr. Kleinhenz was a self-employed financial and business consultant. From 1991 to 1998, Mr. Kleinhenz was President and Chief Executive Officer of Progenics Corporation, a medical device and industrial control product development firm.

     B. Bruce Cummings was elected to serve as a Director in May 2001. Mr. Cummings has been President of Elben L.L.C., a private company providing corporate finance advisory services, since 1999. From 1987 to the end of 1999 Mr. Cummings was a Managing Director of Investment Banking of Salomon Smith Barney, an investment-banking firm, responsible for corporate financing activities with environmental services, engineering/construction, and specific consolidation/roll-up companies. Mr. Cummings also serves as a director of Gundle/SLT Environmental, Inc.

     Kenneth Ch'uan-k'ai Leung was elected to serve as a Director in May 2001. Mr. Leung has been a Managing Director of Sanders Morris Harris Inc. since March 1995 and Chief Investment Officer of the Environmental Opportunities Fund, L.P. since January 1996 and of Environmental Opportunities Fund II, L.P. since June 1998. Mr. Leung serves on the board of directors of Avista Resources, Inc.; Synagro Technologies, Inc.; U.S. Energy Systems, Inc.; U.S. Plastic Lumber Corporation; and SystemOne Technologies, Inc.

     Dr. R. Gary Bridge was elected to serve as a Director in January 2000. He is President of CertusQuest LLC, a strategy consulting firm, and Adjunct Professor of Marketing at the Columbia University School of Business. Between September 2001 and December 2002, Dr. Bridge served as Senior Vice President of Segway LLC, which makes innovative transportation products based on balancing technology. From May 1995 until September 2001, Dr. Bridge was Vice President, Worldwide Market Intelligence and Planning, of International Business Machines Corporation. For the twenty-three years preceding 1995, Dr. Bridge was a professor of psychology at Columbia University. From 1985 to 1995, Dr. Bridge also was President of Bridge Group Inc., a consulting practice specializing in quantitative research.

     William W. Vogelhuber was elected to serve as a Director in October 2001. Mr. Vogelhuber had been President of Waterlink's specialty products division since its acquisition in June 1998, and was then appointed President and Chief Executive Officer of Waterlink, Inc. on October 31, 2001. Prior to 1998, Mr. Vogelhuber had been the President and General Manager of Barnebey & Sutcliffe Corporation, the largest company within what would become Waterlink's specialty products division, since 1987.

                      INFORMATION RELATING TO NON-DLRECTOR
                         EXECUTIVE OFFICER OF WATERLINK

     Donald A. Weidig, 45, a certified public accountant, joined Waterlink on December 1, 1995 as Controller and was appointed Treasurer and Chief Financial Officer on October 31, 2001. Prior to joining Waterlink, Mr. Weidig was Director of Finance for Summit Environmental Group from June 1990 to February 1994. From February 1994 to November 1995 he was in charge of the audit practice at S.R. Arner & Company, a regional accounting firm. Mr. Weidig also worked for Ernst & Young LLP, an international accounting firm, from 1979 to 1990.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     During the fiscal year ended September 30, 2002, the Board held seventeen meetings. During fiscal 2002, each director attended at least 75% of the total number of meetings of the Board and the committees on which he served. Waterlink has an Audit Committee, a Compensation Committee and a Nominating Committee. The current members of these board committees are:

     - Audit Committee: Kenneth Ch'uan-k'ai Leung (Chairman), B. Bruce Cummings and Peter G. Kleinhenz

     - Compensation Committee: Robert P. Pinkas (Chairman), Dr. R. Gary Bridge and Kenneth Ch'uan-k'ai Leung

     - Nominating Committee: Dr. R. Gary Bridge (Chairman), B. Bruce Cummings and William W. Vogelhuber

     A description of the role of each committee follows.

AUDIT COMMITTEE

     The Audit Committee oversees Waterlink's financial reporting process. The Audit Committee (i) has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace Waterlink's outside auditors, (ii) monitors the design, adequacy and effectiveness of Waterlink's accounting and financial controls, (iii) reviews the scope of the annual audit and the management letter associated therewith, (iv) reviews Waterlink's annual and quarterly financial statements, (v) reviews the relationships between Waterlink and the outside auditors, including the approval of all non-audit services provided to Waterlink by the outside auditors, to ascertain the independence of the outside auditors, and (vi) maintains direct communication with the outside auditors. The Audit Committee held one meeting during fiscal 2002.

COMPENSATION COMMITTEE

     The general functions of the Compensation Committee include approval (or recommendation to the Board) of the compensation arrangements for senior management, directors and other key employees, review of benefit plans in which officers and directors are eligible to participate and periodic review of the equity compensation plans of Waterlink and the grants under such plans. The Compensation Committee administers the 1997 Omnibus Incentive Plan of Waterlink, the 1995 Stock Option Plan of Waterlink, the 1997 Non-Employee Director Stock Option Plan and the Employee Stock Purchase Plan of Waterlink. The Compensation Committee held one meeting during fiscal 2002.

NOMINATING COMMITTEE

     The Nominating Committee makes recommendations concerning the organization, size and composition of the Board and its committees, proposes nominees for election to the Board and its committees and considers the qualifications, compensation and retirement of directors. The Nominating Committee will consider nominations of persons for election as directors that are submitted by stockholders in writing in accordance with requirements set forth in Waterlink's By-Laws. The Nominating Committee did not meet during fiscal 2002.

DIRECTOR REMUNERATION

     Directors who are employees of Waterlink receive no compensation, as such, for service as members of the Board or any committees of the Board.

     Directors who are not employees of Waterlink are entitled to receive an annual retainer of $10,000, payable in equal quarterly installments. In addition, non-employee directors are entitled to receive compensation of $750 for each meeting of the Board (in excess of the regularly scheduled meetings) or any committee of the Board attended by them (other than with respect to any meetings of any committee on a day on which the Board also meets), and compensation of $250 for each additional telephonic meeting of the Board or any committee of the Board. All directors are reimbursed for out of pocket expenses incurred in attending meetings of the Board or committees and for other expenses incurred in their capacity as directors. In July 2001 non-employee board members elected to suspend all compensation (other than expense reimbursement), including grants under the Director Plan (as defined below), until a time in which it would be more appropriate.

     In addition, directors who are not employees of Waterlink receive for each year of service on the Board, options under Waterlink's 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). The per share exercise price of options granted under the Director Plan is the fair market value of the Common Stock on the date of grant. The exercise price of options granted under the Director Plan is payable in cash or in shares of Common Stock valued at fair market value at the time of exercise, or a combination of cash and shares; however, pursuant to the terms of the Director Plan, Waterlink may establish "cashless exercise" procedures, subject to applicable laws, rules and regulations, pursuant to which a director may exercise an option and arrange for a simultaneous sale of the underlying Common Stock, with the exercise price being paid from the proceeds of such sale. Options granted under the Director Plan will expire ten years after the date of grant, subject to earlier termination, and may be exercised as follows: 25% after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant and 100% after four years from the date of grant.

     On May 23rd of each year, the anniversary of the date the Director Plan became effective, each of Waterlink's then non-employee directors who have served as directors for at least six months are automatically granted an option to purchase 5,000 shares of Common Stock. As previously described, in July 2001 non-employee board members elected to suspend all compensation (other than expense reimbursement), including grants under the Director Plan, until a time in which it would be more appropriate.

     The Compensation Committee administers the Director Plan. The principal terms of the option grants are set forth in the Director Plan. Therefore, the Compensation Committee has no discretion to select which directors receive options, the number of shares of common stock subject to options or the exercise price of options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Waterlink's Compensation Committee is currently composed of Messrs. Pinkas, Bridge and Leung. No member of the Compensation Committee is currently or was formerly an officer or an employee of Waterlink or its subsidiaries. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

RECOMMENDATION

     The Board recommends a vote FOR each of the two nominees.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees Waterlink's financial reporting process on behalf of the Board of Directors. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Waterlink's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Waterlink including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, (titled "Independence Discussions with Audit Committees") and considered the compatibility of nonaudit services with the auditors' independence.

     The Audit Committee discussed with Waterlink's independent auditors the overall scope and plan for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Waterlink's internal controls, and the overall quality of Waterlink's financial reporting. The Audit Committee held one meeting during the fiscal year ended September 30, 2002, which was attended by all members.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the Commission. In addition, the Audit Committee, through its Chairman, reviewed the quarterly results for the first, second and third quarters of fiscal 2002 prior to public release.

     The Audit Committee also adopted on April 18, 2000 its charter in light of the "Blue Ribbon Committee Report" concerning audit committees and the rules adopted by the Commission and The New York Stock Exchange.

                                          MEMBERS OF THE COMMITTEE
                                          KENNETH CH'UAN-K'AI LEUNG, Chairman
                                          B. BRUCE CUMMINGS
                                          PETER G. KLEINHENZ

                              INDEPENDENT AUDITORS

     The independent accounting firm of Ernst & Young LLP has acted as Waterlink's independent auditors since Waterlink's inception and performed the audit for the fiscal year ended September 30, 2002. Based on an evaluation of the size and scope of the engagement, on December 11, 2002, Ernst & Young LLP resigned as Waterlink's independent auditors. The audit committee of the board of directors of Waterlink has accepted the resignation of Ernst & Young LLP. During the entire course of the engagement of Ernst & Young LLP as Waterlink's independent auditors, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. For each of the last two fiscal years, those being the years ended September 30, 2002 and 2001, the Report of Independent Auditors contained an explanatory paragraph with regard to the uncertainty of Waterlink to continue as a going concern. Representatives of Ernst & Young LLP are not expected to be present at the annual meeting, and therefore would not be available to respond to appropriate questions. If they do attend, they will have the opportunity to make a statement if they desire to do so.

     On December 12, 2002 Waterlink, through its audit committee, hired the firm of Saltz Shamis & Goldfarb, Inc. to serve as Waterlink's independent auditors for the fiscal year ending September 30, 2003. During Waterlink's two most recent fiscal years and the interim period prior to engaging Saltz Shamis & Goldfarb, Inc., Waterlink has not consulted Saltz Shamis & Goldfarb, Inc. with respect to any of the matters described in Regulation S-K, Item 304 (a)(2)(i) or
(ii). Representatives of Saltz Shamis & Goldfarb, Inc. are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Waterlink's annual consolidated financial statements for the fiscal year ended September 30, 2002 and reviews of the consolidated financial statements included in Waterlink's Forms 10-Q for the fiscal year ended September 30, 2002 totaled $126,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP provided no professional services of this nature to Waterlink during the fiscal year ended September 30, 2002.

ALL OTHER FEES

     The aggregate fees billed for services rendered to Waterlink by Ernst & Young LLP, other than for audit services, totaled $82,000 for the fiscal year ended September 30, 2002. Saltz, Shamis & Goldfarb, Inc. performed the audit of the defined benefit pension plan in the United States for the plan year ended December 31, 2001 and charged the amount of $3,950 related to this engagement.

                             EXECUTIVE COMPENSATION

     The following table presents information regarding compensation we paid to our chief executive officer and our other executive officers whose salary and bonus together exceeded $100,000 in fiscal 2002. We refer to these individuals collectively as the "Named Executive Officers." The compensation described in the table does not include benefits that are generally available to all our salaried employees and perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus shown in the table.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                               COMPENSATION AWARDS
                                             ANNUAL COMPENSATION             -----------------------
                                    --------------------------------------   RESTRICTED   SECURITIES
         NAME AND                                           OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
    PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)    OPTIONS(#)   COMPENSATION($)
    ------------------       ----   ---------   --------   ---------------   ----------   ----------   ---------------
William W. Vogelhuber(1)     2002   $198,907    $46,722(3)           --         --         200,000        $  2,034(6)
Chief Executive Officer      2001   $186,886    $    --              --         --          50,000        $  1,900(6)
and President                2000   $186,886    $    --              --         --          25,000        $  1,433(6)
Donald A. Weidig(1)          2002   $131,000    $30,000(3)           --         --         100,000        $  1,310(6)
Chief Financial Officer,     2001   $117,250    $    --              --         --          47,000        $  1,220(6)()
Treasurer and Secretary      2000   $115,917    $    --              --         --          10,000        $  1,107(6)
T. Scott King(2)             2002   $ 25,833    $    --              --         --              --        $244,333(7)
Former Chief Executive       2001   $310,000    $    --              --         --              --              --
Officer and President        2000   $304,667    $    --              --         --         180,000              --
Mark E. Brody(2)             2002   $ 15,417    $    --              --         --              --        $153,583(7)
Former Chief Financial       2001   $185,000    $    --              --         --         100,000        $  1,109(6)
Officer                      2000   $123,333(4) $50,000(5)           --         --         100,000        $    956(6)

---------------

(1) The Board elected Mr. Vogelhuber to be our president and chief executive officer and Mr. Weidig to be our chief financial officer on October 31, 2001. For terms of Mr. Vogelhuber's and Mr. Weidig's compensation, see "Employment Agreements," below.

(2) Mr. King and Mr. Brody resigned on October 31, 2001. For terms of Mr. King's and Mr. Brody's compensation, see "Employment Agreements," below. The amounts shown as salary for 2002 do not reflect severance compensation paid to Mr. King and Mr. Brody during fiscal 2002 as described in footnote 7 below.

(3) Bonuses were paid to Mr. Vogelhuber and Mr. Weidig in connection with the successful completion of Waterlink's strategic alternative process, which concluded with the sale of its pure water division in May 2002.

(4) The amount shown represents salary from February 1, 2000; the date Mr. Brody began working for Waterlink, through September 30, 2000.

(5) Mr. Brody's employment agreement provided for a minimum bonus of $50,000 for the year ended September 30, 2000. No other bonus amount was earned by or paid to Mr. Brody during fiscal 2000.

(6) The amounts shown represent Waterlink "match" payment relating to our 401(k) Plan.

(7) Represents severance payments made to Mr. King and Mr. Brody subsequent to October 31, 2001, in accordance with their Employment Agreements.

STOCK OPTION GRANTS

     The following table designates each grant of stock options made to the Named Executive Officers during fiscal 2002. The per share exercise price of options granted under our stock option plans is the fair market value of the Waterlink common stock on the date of grant. Waterlink has not granted stock appreciation rights, or SARs. Amounts under the column heading "Potential Realizable Value..." represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future Waterlink common stock price growth. These amounts represent assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, are dependent on the actual future performance of our common stock that will benefit all stockholders.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                   INDIVIDUAL GRANTS                              VALUE AT
                                --------------------------------------------------------       ASSUMED ANNUAL
                                NUMBER OF      PERCENT OF                                     RATES OF STOCKS
                                SECURITIES    TOTAL OPTIONS                                  PRICE APPRECIATION
                                UNDERLYING     GRANTED TO      EXERCISE OF                    FOR OPTION TERM
                                 OPTIONS        EMPLOYEES      BASE PRICE     EXPIRATION    --------------------
             NAME               GRANTED(#)     FISCAL YEAR       ($/SH)          DATE        5%($)       10%($)
             ----               ----------    -------------    -----------    ----------    --------    --------
William W. Vogelhuber            200,000          35.4%           $0.15       10/31/2011    $18,867     $47,812
Donald A. Weidig                 100,000          17.7%           $0.15       10/31/2011    $ 9,433     $23,906

STOCK OPTION EXERCISES

     The following table describes exercises of stock options during fiscal 2002 by each of the Named Executive Officers and their stock options outstanding as of September 30, 2002. Waterlink has not granted stock appreciation rights. The value of "in the money" options is based on the closing price of $0.04 on September 30, 2002.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES          VALUE OF
                                                                          UNDERLYING              UNEXERCISED
                                                                         UNEXERCISED             IN-THE-MONEY
                                                                      OPTIONS AT FISCAL             OPTIONS
                                         SHARES                          YEAR-END(#)         AT FISCAL YEAR-END($)
                                       ACQUIRED ON       VALUE         EXERCISABLE(E)/          EXERCISABLE(E)/
NAME                                   EXERCISE(#)    REALIZED($)      UNEXERCISABLE(U)        UNEXERCISABLE(U)
----                                   -----------    -----------    --------------------    ---------------------
William W. Vogelhuber                       --             --               32,500(E)             --     (E)
                                                                           252,500(U)             --     (U)
Donald A. Weidig                            --             --               70,000(E)             --     (E)
                                                                           141,500(U)             --     (U)

EMPLOYMENT AGREEMENTS

     Mr. Vogelhuber entered into an employment agreement with Waterlink effective November 1, 2001, which provides for him to serve as president and chief executive officer for an initial term of two years subject to automatic one-year extensions on each anniversary of the agreement. He is paid an annual base salary of $200,000. Mr. Vogelhuber participates in Waterlink's annual incentive bonus plan that entitles him to earn annually an amount ranging from zero to 50% of his base salary if performance goals established by the board of directors are achieved. If Mr. Vogelhuber's employment is terminated without cause, he will receive in twenty-four equal semi-monthly installments an amount equal to his base salary in effect when terminated. If Mr. Vogelhuber's employment is terminated due to a change in control, he will receive a lump-sum amount equal to the present value of his base salary in effect at the date of the change in control. If any of the payments payable to Mr. Vogelhuber under these circumstances are "excess parachute payments" for federal tax purposes, Mr. Vogelhuber is to be paid an additional amount to offset any tax payable with respect to the excess parachute payment and the additional payment. He is also restricted from competing with Waterlink during the term of his agreement and for 12 months following its termination.

     Mr. Weidig entered into an employment agreement with Waterlink effective November 1, 2001, which provides for him to serve as chief financial officer for an initial term of two years subject to automatic one-year extensions on each anniversary of the agreement. He is paid an annual base salary of $132,000. Mr. Weidig participates in Waterlink's annual incentive bonus plan, which entitles him to earn annually an amount ranging from zero to 50% of his base salary if performance goals established by the board of directors are achieved. If Mr. Weidig's employment is terminated without cause, he will receive in twenty-four equal semi-monthly installments an amount equal to his base salary in effect when terminated. If Mr. Weidig's employment is terminated due to a change in control, he will receive a lump-sum amount equal to the present value of his base salary in effect at the date of the change in control. If any of the payments payable to Mr. Weidig under these circumstances are "excess parachute payments" for federal tax purposes, Mr. Weidig is to be paid an additional amount to offset any tax payable with respect to the excess parachute payment and the additional payment. He is also restricted from competing with Waterlink during the term of his agreement and for 12 months following its termination.

     Mr. King resigned from his position as president and chief executive officer of Waterlink on October 31, 2001. His employment agreement contains a provision for Mr. King to receive $1,240,000 in forty-eight equal semi-monthly installments as termination compensation. On February 7, 2002, by letter agreement with Mr. King, the amount of compensation with regard to his termination was reduced to $15,000 per month until such a time when Waterlink's cash position improves. This letter agreement did not reduce Waterlink's total obligation. Mr. King also retains certain executive employee medical and similar benefits during this period. Prior to his resignation, Mr. King entered into an employment agreement with Waterlink in 1998, which was subsequently amended in January 2000 and May 2000, which provided for him to serve as president and chief executive officer for an initial term of three years subject to automatic one-year extensions on each anniversary of the agreement until mandatory retirement at age 65. He was paid an initial annual base salary of $300,000, which was increased to $310,000 on January 20, 2000. Under that agreement, Mr. King participated in Waterlink's annual incentive bonus plan which entitled him to earn annually an amount ranging from zero to 150% of his base salary if performance goals established by the board of directors were achieved. He was also paid a $50,000 signing bonus. Also under that agreement, if Mr. King's employment was terminated without cause or if he terminated his employment for good cause, he would receive in forty-eight semi-monthly installments an amount equal to two times the sum of (i) his base salary in effect when terminated and
(ii) a bonus payment equal to his then current base salary. If the termination was due to a change in control, he would receive a lump-sum amount equal to (a) two times the sum of (i) his base salary in effect at the date of the change in control and (ii) a bonus payment equal to his then current base salary, plus (b) $250,000. In either event, if the amounts payable to Mr. King under these circumstances were "excess parachute payments" for federal tax purposes, Mr. King would be paid an additional amount to offset any tax payable with respect to the excess parachute payment and the additional payment. He is also restricted from competing with Waterlink during the term of his agreement and for 24 months following its termination. Mr. King was granted options to purchase 400,000 shares of Waterlink common stock at $7.625, which was then the fair value. Those options were to vest in four equal installments beginning on May 21, 1999 subject to acceleration. Mr. King surrendered these options in March 2001.

     Mr. Brody resigned from his position as chief financial officer of Waterlink on October 31, 2001. His employment agreement contains a provision for Mr. Brody to receive $555,000 in thirty-six equal semi-monthly installments as termination compensation. On February 7, 2002, by letter agreement with Mr. Brody, the amount of compensation with regard to his termination was reduced to $7,500 per month until such a time when

Waterlink's cash position improves. This letter agreement did not reduce Waterlink's total obligation. Mr. Brody will also retain certain executive employee medical and similar benefits during this period. Mr. Brody entered into an agreement with Waterlink on January 20, 2000, which was subsequently amended in May 2000, which provided for him to serve as chief financial officer for an initial term of two years subject to automatic one-year extensions on each anniversary of the agreement. He was paid an annual base salary of $185,000. Under that agreement, Mr. Brody participated in Waterlink's annual incentive plan which entitled him to earn annually an amount ranging from zero to 150% of his base salary if performance goals established by the board of directors were achieved. The bonus amount with respect to the fiscal year ended September 30, 2000 was not to be less than $50,000. Also under that agreement, if Mr. Brody's employment was terminated without cause or if he terminated his employment for good cause, he would receive in thirty-six semi-monthly installments an amount equal to one and one-half times the sum of (i) his base salary in effect when terminated and (ii) a bonus payment equal to his then current base salary. If Mr. Brody's employment was terminated due to a change in control, he would receive a lump-sum amount equal to (a) one and one-half times the sum of (i) his base salary in effect at the date of the change in control and (ii) a bonus payment equal to his then current base salary, plus (b) $125,000. In either event, if any of the payments payable to Mr. Brody under these circumstances were "excess parachute payments" for federal tax purposes, Mr. Brody would be paid an additional amount to offset any tax payable with respect to the excess parachute payment and the additional payment. He is also restricted from competing with Waterlink during the term of his agreement and for 18 months following its termination. Mr. Brody was granted options to purchase 100,000 shares of Waterlink common stock at $3.125 per share, which was then the fair value. These options were to vest in four equal annual installments beginning on January 20, 2001, subject to acceleration.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's function is, in part, to establish and review Waterlink's arrangements and programs for compensating executive officers, including the Named Executive Officers named in the Summary Compensation Table. The Compensation Committee is composed entirely of directors who are neither officers nor employees of Waterlink.

     Waterlink's executive compensation program is designed to provide competitive compensation and benefit programs that attract and retain capable executives who are integral to the success of Waterlink, reward them for achievement of both short-term and long-term objectives and provide them with an economic incentive to increase stockholder value. The Compensation Committee believes its policies are best implemented by providing compensation comprised of separate components, all of which are designed to motivate executive performance. These components are a salary, short-term incentive compensation (bonus) and long-term incentive compensation (stock options). The bonuses and stock options are in addition to executives' yearly based salaries, which are intended to be competitive with companies which the Compensation Committee believes are comparable to Waterlink.

     In setting executive compensation practices for Waterlink, the Compensation Committee generally compares executive compensation programs with other companies' compensation programs for executives with similar responsibilities and, based on that information, together with an analysis of other relevant factors and on negotiations with the Named Executive Officers, established levels of base salary.

     The Compensation Committee administers the Bonus Plan pursuant to which the executives of Waterlink, including the Named Executive Officers, are entitled to earn, in each year during the term of their employment, bonuses based upon a percentage of their base salary, subject to achievement of certain performance goals and criteria determined by the Compensation Committee. The percentage of an eligible executive's salary that may be earned as a bonus pursuant to the Bonus Plan will vary depending upon the employee's position with Waterlink, but generally is not anticipated to exceed 50% of base salary. No bonus amounts under the Bonus Plan were earned or paid during fiscal 2002.

     The Compensation Committee believes that the grant of stock options aligns the interests of Waterlink's executives with those of its stockholders. The Compensation Committee determines the recipients of stock option grants and the size of grants consistent with these principles, based upon the employee's performance and position with Waterlink. During fiscal 2002, stock options were granted to 12 employees, including executive officers. As of September 30, 2002, approximately 53 employees, including executive officers, held stock options granted by Waterlink. All stock options granted during fiscal 2002 had an exercise price equal to the market value of common stock on the date of grant. Generally, all stock options granted are anticipated to vest over four years, except under limited circumstances.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     William W. Vogelhuber's compensation for fiscal 2002 was determined pursuant to an employment agreement entered into contemporaneously with his election as President and Chief Executive Officer of Waterlink effective November 1, 2001. Mr. Vogelhuber's compensation, including base salary and bonus compensation, was determined based upon negotiation between Waterlink and Mr. Vogelhuber. Pursuant to Mr. Vogelhuber's employment agreement, he was entitled to earn up to 50% of his base salary pursuant to Waterlink's bonus plan. No such bonus was earned during the year ended September 30, 2002.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code generally limits the annual tax deduction for applicable remuneration paid to Waterlink's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the applicable remuneration paid to Waterlink's executives will exceed the deduction limit set by Section 162(m).

                                          MEMBERS OF THE COMMITTEE
                                          ROBERT P. PINKAS, Chairman
                                          DR. R. GARY BRIDGE
                                          KENNETH CH'UAN-K'AI LEUNG

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing Waterlink's cumulative, five-year stockholder return of the Common Stock, to the Standard and Poor's 500 Index and a peer group index constructed by Waterlink for the five-year period ended September 30, 2002. The peer group index consists of: Calgon Carbon Corporation; Osmonics, Inc.; and Flanders Corporation. These corporations are involved in various aspects of the air and water filtration business. The graph assumes $100 invested on September 30, 1997 in Waterlink and in each of the other indices.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
[PERFORMANCE GRAPH]              SEPTEMBER 2002

                                                     WATERLINK INC.                PEER GROUP                    S&P 500
                                                     --------------                ----------                    -------
1997                                                     100.00                      100.00                      100.00
1998                                                      14.67                       58.97                      109.05
1999                                                      14.00                       54.05                      139.37
2000                                                      12.00                       49.73                      157.88
2001                                                       0.75                       60.22                      115.84
2002                                                       0.21                       51.04                       92.12

         Total Return Analysis   1997       1998       1999       2000       2001       2002
         Waterlink, Inc.        $100.00    $ 14.67    $ 14.00    $ 12.00    $  0.75    $ 0.21
         Peer Group             $100.00    $ 58.79    $ 54.05    $ 49.73    $ 60.22    $51.04
         S&P 500                $100.00    $109.05    $139.37    $157.88    $115.84    $92.12

Source: Zacks Investment Research, Inc. (925) 370-1299.

* Total return assumes reinvestment of dividends (none paid by Waterlink)

Note: Companies in indices measured by Market Capitalization

                                 OTHER BUSINESS

     The only business to come before the annual meeting of which management is aware is set forth in this proxy statement. If any other business is properly presented for action, it is intended that discretionary authority to vote the proxies shall be exercised in respect thereof.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The annual report on Form 10-K of Waterlink for the fiscal year ended September 30, 2002 is being furnished simultaneously herewith. Such report and the financial statements included therein are not to be considered a part of this proxy statement.

     Upon the written request of any stockholder, management will provide, free of charge, a copy of the exhibits to Waterlink's annual report on Form 10-K for the fiscal year ended September 30, 2002. Requests should be directed to Secretary, Waterlink, Inc., 835 North Cassady Avenue, Columbus, Ohio 43219. You may also access and read our SEC filings, including exhibits to our annual report on Form 10-K for the fiscal year ended September 30, 2002, through the SEC's Internet site at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Waterlink intends to hold its 2003 annual meeting of stockholders in February 2004. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of Waterlink at its offices, 835 North Cassady Avenue, Columbus, Ohio 43219 by September 30, 2003.

     In accordance with recent amendments to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, if a stockholder intends to present a proposal at the 2003 annual meeting of stockholders and does not notify Waterlink of such proposal on or before December 1, 2003, then management proxies will be permitted to use their discretionary voting authority to vote on the proposal if the proposal is raised at the 2003 annual meeting of stockholders.

                            EXPENSES OF SOLICITATION

     Waterlink will pay all expenses relating to the solicitation of proxies. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to Waterlink. Waterlink will reimburse brokers, banks, and other nominees who hold common stock in their names for their reasonable expenses in forwarding proxy material to beneficial owners thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD NAMED HEREIN.

     ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          DONALD A. WEIDIG, Secretary

December 23, 2002

                                 WATERLINK, INC.
               ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 13, 2003
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) acknowledges receipt of the Notice dated December 23, 2002, of the Annual Meeting (the "Annual Meeting") of Stockholders of Waterlink, Inc. (the "Company") to be held on February 13, 2003, and (ii) constitutes and appoints William W. Vogelhuber and Donald A. Weldig, or either of them, attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote as directed on the reverse side with respect to all shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote, at the Annual Meeting and any adjournment(s) or postponement(s) thereof.


                          (CONTINUED ON REVERSE SIDE)


      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                WATERLINK, INC.

                               FEBRUARY 13, 2003

               *Please Detach and Mail in the Envelope Provided*



A  [ X }  PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE


1.    ELECTION OF DIRECTORS

     [ ]  FOR the two nominees listed      [ ]  WITHHOLD AUTHORITY to vote
          at right (except as marked            for the nominees listed at right
          to the contrary below)

      NOMINEES: Robert P. Pinkas and
                Peter G. Kleinhenz

INSTRUCTION: To withhold authority to vote for any nominee, mark "FOR the two nominees listed at right" appearing at right and write that nominee's name on the space provided below:

_________________________

2. IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE TWO NOMINEES LISTED AT LEFT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES LISTED AT LEFT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature
___________________________________________________________________________
Signature if held jointly ___________________________________________
DATED:________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a Partnership, please sign in partnership name by an authorized person.